UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

April 17, 2018

Date of Report (Date of earliest event reported)

ResMed Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-15317	98-0152841
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

9001 Spectrum Center Boulevard

San Diego, California 92123

(Address of Principal Executive Offices) (Zip Code)

(858) 836-5000

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act  ☐

Item 1.01	Entry into a Material Definitive Agreement

Revolving Credit Agreement and Related Documents

On April 17, 2018 (the “Closing Date”), ResMed Inc. (“ResMed”) entered into a certain Amended and Restated Credit Agreement, dated as of the Closing Date (the “Revolving Credit Agreement”), by and among ResMed, as borrower, each of the lenders identified therein, MUFG Union Bank, N.A., as administrative agent, joint lead arranger, joint book runner, swing line lender and letter of credit issuer, and Westpac Banking Corporation, as syndication agent, joint lead arranger and joint book runner. The Revolving Credit Agreement, among other things, provides ResMed a senior unsecured revolving credit facility (the “Revolving Credit Facility”) in an aggregate amount of $800 million, with an uncommitted option to increase the Revolving Credit Facility by an additional $300 million. The Revolving Credit Facility amends and restates that certain Credit Agreement, dated as of October 31, 2013, among ResMed, MUFG Union Bank, N.A., HSBC Bank USA, National Association and the lenders party thereto which provided ResMed with a senior unsecured revolving credit facility in an aggregate amount of $1.3 billion. ResMed’s obligations under the Revolving Credit Agreement are guaranteed by certain ResMed direct and indirect U.S. subsidiaries, including ResMed Corp., ResMed Motor Technologies Inc., Birdie Inc., Inova Labs, Inc., Brightree LLC, Brightree Services LLC, Brightree Home Health & Hospice LLC, and Brightree Patient Collections LLC (collectively, the “Revolving Facility Guarantors”), under an amended and restated unconditional guaranty, dated as of April 17, 2018 (the “Revolving Facility Guaranty”), and related documents.

The Revolving Credit Agreement terminates on April 17, 2023, when all unpaid principal and interest under the loans must be repaid. The outstanding principal amount due under the Revolving Credit Facility will bear interest at a rate equal to LIBOR plus 0.75% to 1.50% (depending on the then-applicable leverage ratio) or the Base Rate (as defined in the Revolving Credit Facility) plus 0.0% to 0.50% (depending on the then-applicable leverage ratio). An applicable commitment fee of 0.100% to 0.175% (depending on the then-applicable leverage ratio) applies on the unused portion of the Revolving Credit Facility. Proceeds of loans under the Revolving Credit Agreement will be used for general corporate purposes.

The Revolving Credit Agreement contains customary covenants, including a financial covenant which requires that ResMed maintain a maximum leverage ratio of funded debt to EBITDA (as defined in the Revolving Credit Agreement). The entire principal amount of the Revolving Credit Facility and any accrued but unpaid interest may be declared immediately due and payable if an event of default occurs, as defined in the Revolving Credit Agreement. Events of default under the Revolving Credit Agreement include failure to make payments when due, the occurrence of a default in the performance of any covenants in the Revolving Credit Agreement or related documents, or certain changes of control of ResMed, the Revolving Facility Guarantors, ResMed Holdings Ltd and/or ResMed EAP Holdings LLC.

Term Credit Agreement and Related Documents

Also on the Closing Date, ResMed Limited ACN 003 765 142, a company incorporated in the Commonwealth of Australia (“ResMed Limited”), entered into a certain Syndicated Facility Agreement, dated as of the Closing Date (the “Term Credit Agreement”), by and among ResMed Limited, as borrower, the other parties party thereto, each of the lenders identified therein, MUFG Union Bank, N.A., as administrative agent, joint lead arranger and joint book runner, and Westpac Banking Corporation, as syndication agent, joint lead arranger and joint book runner. The Term Credit Agreement, among other things, provides ResMed Limited a senior unsecured term credit facility (the “Term Credit Facility”) in an aggregate amount of $200 million. ResMed Limited’s obligations under the Term Credit Agreement are guaranteed by ResMed and certain ResMed direct and indirect U.S. subsidiaries, including ResMed Corp., ResMed Motor Technologies Inc., Birdie Inc., Inova Labs, Inc., Brightree LLC, Brightree Services LLC, Brightree Home Health & Hospice LLC, and Brightree Patient Collections LLC (collectively, the “Term Facility Guarantors”), under an unconditional guaranty, dated as of April 17, 2018 (the “Term Facility Guaranty”), and related documents.

The Term Credit Agreement terminates on April 17, 2023, when all unpaid principal and interest under the loans must be repaid. The Term Credit Facility will also amortize on a semi-annual basis, with a $6,000,000 principal payment required on each such semi-annual amortization date. The outstanding principal amount due under the Term Credit Facility will bear interest at a rate equal to LIBOR plus 0.75% to 1.50% (depending on the then-applicable leverage ratio) or the Base Rate (as defined in the Term Credit Agreement) plus 0.0% to 0.50% (depending on the then-applicable leverage ratio). Proceeds of loans under the Term Credit Agreement will be used to refinance certain indebtedness of ResMed and its subsidiaries and for other general corporate purposes.

The Term Credit Agreement contains customary covenants, including a financial covenant which requires that ResMed maintain a maximum leverage ratio of funded debt to EBITDA (as defined in the Term Credit Agreement). The entire principal amount of the Term Credit Facility and any accrued but unpaid interest may be declared immediately due and payable if an event of default occurs, as defined in the Term Credit Agreement. Events of default under the Term Credit Agreement include failure to make payments when due, the occurrence of a default in the performance of any covenants in the Term Credit Agreement or related documents, or certain changes of control of ResMed Limited, the Term Facility Guarantors, ResMed Holdings Ltd and/or ResMed EAP Holdings LLC.

The descriptions of the Revolving Credit Agreement, Revolving Facility Guaranty, the Term Credit Agreement and Term Facility Guaranty do not purport to be complete. Each is subject to, and qualified in its entirety by, the full text of the Revolving Credit Agreement, Revolving Facility Guaranty, the Term Credit Agreement and Term Facility Guaranty, respectively, copies of which are filed as Exhibit 10.1, Exhibit 10.2, Exhibit 10.3 and Exhibit 10.4, respectively, to this Current Report on Form 8-K, and each of which is incorporated here by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Please refer to the discussion under Item 1.01 above, which is incorporated under this Item 2.03 by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Exhibit Description

10.1	Amended and Restated Credit Agreement dated as of April 17, 2018, by and among ResMed Inc., as borrower, each of the lenders identified on the Revolving Credit Agreement’s signature pages as a lender, MUFG Union Bank, N.A., as administrative agent, joint lead arranger, joint book runner, swing line lender and l/c issuer, and Westpac Banking Corporation, as syndication agent, joint lead arranger and joint book runner.

10.2	Amended and Restated Unconditional Guaranty dated as of April 17, 2018, by each of the guarantors identified on the Revolving Facility Guaranty’s signature pages as a guarantor, in favor of MUFG Union Bank, N.A., in its capacity as administrative agent under the Revolving Credit Agreement.

10.3	Syndicated Facility Agreement, dated as of April 17, 2018, by and among ResMed Limited, as borrower, the other parties party thereto, each of the lenders identified on the Term Credit Agreement’s signature pages as a lender, MUFG Union Bank, N.A., as administrative agent, joint lead arranger and joint book runner, and Westpac Banking Corporation, as syndication agent, joint lead arranger and joint book runner

10.4	Unconditional Guaranty dated as of April 17, 2018, by each of the guarantors identified on the Term Facility Guaranty’s signature pages as a guarantor, in favor of MUFG Union Bank, N.A., in its capacity as administrative agent under the Term Credit Agreement.

SIGNATURES

We have authorized the person whose signature appears below to sign this report on our behalf, in accordance with the Securities Exchange Act of 1934, as amended.

RESMED INC.

Date: April 19, 2018	By:	/s/ David Pendarvis
	Name:	David Pendarvis
	Its:	Chief administrative officer, global general counsel and secretary